UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2009

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On October 27, 2009, UMB Financial Corporation (the "Company") issued a press release announcing the financial results for the fiscal quarter ending September 30, 2009. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 of this Report is being furnished and shall not be deemed "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 27, 2009, the Company's Board of Directors increased the size of the Board from 14 to 15, and the Board of Directors appointed Nancy Buese of Denver, Colorado as a director to fill the vacant position. Ms. Buese was also appointed to the Company's Audit Committee. The Company's Governance Committee nominated Ms. Buese to fill a vacant position, and she will serve until the 2010 Annual Shareholders meeting.

Ms. Buese will receive the standard directors compensation as disclosed on page 38 of the Company's Proxy Statement filed with the SEC on March 9, 2009. There are no arrangements or understandings between Ms. Buese and any other person pursuant to which she was selected as a director. The Company knows of no transactions between the Company and Ms. Buese, or any related person of Ms. Buese, that need to be reported pursuant to Item 404(a) of Regulation S-K. Ms. Buese currently serves as Chief Financial Officer of MarkWest Energy Partners, LP of Denver, Colorado. A press release announcing Ms. Buese's appointment is attached as Exhibit 99.2.

(e) On October 27, 2009, the Company's Board of Directors voted to terminate the UMB Financial Corporation Executive Committee Deferred Compensation Plan (the "Plan"). The Plan was established in April 1995 to allow members of the Company's Executive Committee at the time to defer a portion of their salary to a later pre-determined date. Currently, Peter Genovese, Vice Chairman of the Company and a member of the Company's Executive Committee, is the sole participant in the Plan. The Plan will terminate on October 31, 2009, and, pursuant to the plan document, Mr. Genovese's full balance will be distributed in full by November 30, 2009.

Item 8.01.    Other Events

On October 27, 2009, the Company issued a press release anouncing an increase in its quarterly cash dividend to $0.185 per share. The Board of Directors also declared a dividend payable on on January 4, 2010 to shareholders of record on December 11, 2010. A copy of the press release announcing the dividend is attached as Exhibit 99.3.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release dated October 27, 2009 reporting the financial results for the fiscal quarter ending September 30, 2009.

Exhibit 99.2 Press release dated October 27, 2009 announcing the appointment of Nancy Buese to the Board of Directors.

Exhibit 99.3 Press release dated October 27, 2009 announcing the increase of the dividend and declaration of the dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: October 27, 2009	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	3rd Qtr earnings release
EX-99.2	Director Press Release
EX-99.3	Dividend Press Release